Exhibit 99.906 CERT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b)

of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Allianz Funds (The “Registrant”), do hereby certify, to such officer’s knowledge, that

1)	The Semi-Annual Report on the Form N-CSR for the six months ended December 31, 2011 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934;

2)	The information contained in the Form N-CSR Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 2, 2012

By:	/s/ Brian S. Shlissel
Brian S. Shlissel,
President

Dated: March 2, 2012

By:	/s/ Lawrence G. Altadonna
Lawrence G. Altadonna,
Treasurer, Principal Financial & Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the version of this written statement required by Section 906, has been provided to Allianz Funds and will be retained by Allianz Funds, and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.